Exhibit 10.2

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT is dated as of September 24, 2004 (this “Amendment”) by and among BRONCO DRILLING COMPANY, L.L.C., an Oklahoma limited liability company (together with its successors and assigns, “Bronco”), ELK HILL DRILLING, INC., a Texas corporation (together with its successors and assigns, “Elk Hill”), WRANGLER EQUIPMENT LLC, an Oklahoma limited liability company (together with its successors and assigns, “Wrangler”; Bronco, Elk Hill and Wrangler, each a “Borrower” and, together, “Borrowers”) and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, “Lender”). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan and Security Agreement dated as of December 26, 2003 (the “Loan Agreement”) among Borrowers and Lender.

RECITALS

WHEREAS, Borrowers and Lender have entered into the Loan Agreement, providing for financing in an original principal amount not to exceed $12,000,000.00; and

WHEREAS, Borrowers and Lender desire to amend certain provisions of the Loan Agreement in order to increase the maximum principal amount that may be advanced to Borrowers under the Loan Agreement by an additional $6,000,000.00, subject to the terms of this Amendment; and

WHEREAS, Borrowers and Lender desire to clarify such other terms of the Loan Documents as provided herein;

NOW, THEREFORE, for good and valuable considerations, receipt of which is hereby acknowledged and in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

Section 1. Amendments to Loan Agreement. Provided that the terms and conditions hereof are satisfied, Borrowers and Lender hereby amend the following provisions of the Loan Agreement:

(a) Exhibit C in the Index of Exhibits and Schedules is amended from “Form of Term Note” to “Form of Original Term Note.”

(b) Exhibit H is added to the Index of Exhibits and Schedules as follows:

Exhibit H - Form of Amended and Restated Term Note

(c) The Transaction Summary is replaced in its entirety with the Transaction Summary attached hereto as Exhibit A.

(d) The fourth sentence of Section 1.1(a) is amended and restated, in its entirety, as follows:

On or prior to the Closing Date, Borrowers shall execute and deliver to Lender the Original Term Note, which shall evidence the Loan. On or prior to the Amendment Date, Borrowers shall execute and deliver to Lender the Term Note, which shall amend and restate, in its entirety, the Original Term Note and which shall evidence the Loan.

(e) Section 1.2(b) is amended by adding the following clause immediately before the period at the end of such Section:

; provided, further, in the event of a prepayment of less than the entire outstanding principal balance of the Loan made in accordance with the terms of this Agreement, such prepayment shall applied to the Term Loan Advances in the same order in which the Term Loan Advances have been made, and the Prepayment Fee thereon shall be calculated in accordance with such order of prepayment.

(f) New Section 1.2(f) is added as follows:

(f) Upon issuance of any Indebtedness or any Stock (other than the Stock set forth in Disclosure Schedule (3.7)) by any Borrower, Borrowers shall immediately repay with all of the proceeds of such issuance of Indebtedness or Stock all or a portion, as applicable, of the Loan, including accrued and unpaid interest on the amount prepaid, plus the aggregate Prepayment Fee for the portion of the principal prepaid and all other amounts owed under the Loan Documents.

(g) Section 1.3 is amended and restated, in its entirety, as follows:

1.3. Use of Proceeds. Borrowers shall use the proceeds of the Loan (a) with respect to the first Term Loan Advances in the aggregate original principal amount of $12,000,000 of the Maximum Amount to refinance on the Closing Date certain outstanding Indebtedness, to refurbish drilling rigs and for working capital and other general corporate purposes and (b) with respect to the remaining Term Loan Advances in the aggregate original principal amount of $6,000,000 of the Maximum Amount, to refurbish additional drilling rigs and for working capital and other general corporate purposes relating to the drilling rigs and deployment thereof.

(h) The following definitions are added to Schedule A:

“Amendment Date” means September 24, 2004, which date shall be the date of the Term Note and which date shall constitute a Funding Date hereunder.

“Original Term Note” means the promissory note of Borrowers dated the Closing Date, substantially in the form of Exhibit C.

(i) The definition of “Closing Date” in Schedule A is amended and restated, in its entirety, as follows:

“Closing Date” means December 26, 2003.

(j) The definition of “Loan Documents” in Schedule A is amended and restated, in its entirety, as follows:

“Loan Documents” means this Agreement, the Original Term Note, the Term Note, the Financial Statements, each Power of Attorney, each Pay Proceeds Letter and the other documents and instruments listed in Schedule D, and all security agreements, mortgages and all other documents, instruments, certificates, amendments, restatements, modifications and notices at any time delivered by any Person (other than Lender) in connection with any of the foregoing.

(k) The definition of “Maximum Amount” in Schedule A is amended by replacing “$12,000,000.00” with “$18,000,000.00.”

(l) The definition of “Pay Proceeds Letter” in Schedule A is amended and restated, in its entirety, as follows:

“Pay Proceeds Letter” means the Pay Proceeds Letter dated the Closing Date executed by Borrowers with respect to the Term Loan Advance made on the Closing Date or any Pay Proceeds Letter dated the applicable Funding Date executed by Borrowers with respect to the Term Loan Advance made on such Funding Date.

(m) The definition of “Principal Payment Date” in Schedule A is amended and restated, in its entirety, as follows:

“Principal Payment Date” means each Payment Date, commencing with respect to (i) the initial Term Loan Advance on the first day of the first month that is at least one full month after the Closing Date and (ii) each other Term Loan Advance on the first day of the first month that is at least one full month after the Funding Date of such Term Loan Advance.

(n) The definition of “Stated Expiry Date” in Schedule A is amended to replace “June 26, 2004” with “March 24, 2005.”

(o) The definition of “Stated Maturity Date” in Schedule A is amended to replace “July 1, 2009” with “April 1, 2010.”

(p) The definition of “Term Note” in Schedule A is amended and restated, in its entirety, as follows:

“Term Note” means the promissory note of Borrowers dated the Amendment Date, substantially in the form of Exhibit H, and any renewals, extensions, revisions, modifications or replacements therefor or thereof.

(q) Section 1 of Schedule C is amended and restated, in its entirety, as follows:

1. CLOSING FEE: A non-refundable closing fee of (a) 1.50% of $12,000,000.00, payable and fully earned on the Closing Date and (b) 1.50% of $6,000,000.00, payable and fully earned on the Amendment Date (together, the “Closing Fee”).

(r) Section 2 of Schedule C is amended and restated, in its entirety, as follows:

2. PREPAYMENT FEE: “Prepayment Fee” means:

(a) with respect to any acceleration or prepayment of the first Term Loan Advances in the aggregate original principal amount of $12,000,000 of the Maximum Amount of the Loan, an amount equal to the sum (i) the principal amount to be prepaid on the date of prepayment multiplied by (b)(i) 5.0% if prepayment shall occur (voluntarily by Borrowers, upon an Event of Default or otherwise) after the Closing Date and on or before the first anniversary of the Closing Date, (ii) 4.0% if prepayment shall occur (voluntarily by Borrowers, upon an Event of Default or otherwise) after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date, (iii) 3.0% if prepayment shall occur (voluntarily by Borrowers, upon an Event of Default or otherwise) after the second anniversary of the Closing Date and on or before the third anniversary of the Closing Date, (iv) 2.0% if prepayment shall occur (voluntarily by Borrowers, upon an Event of Default or otherwise) after the third anniversary of the Closing Date and on or before fourth anniversary of the Closing Date or (v) 1.0% if prepayment shall occur (voluntarily by Borrowers, upon an Event of Default or otherwise) after the fourth anniversary of the Closing Date; and

(b) with respect to any acceleration or prepayment of the remaining Term Loan Advances in the aggregate original principal amount of $6,000,000 of the Maximum Amount of the Loan, an amount equal to the sum (i) the principal amount to be prepaid on the date of prepayment multiplied by (b)(i) 5.0% if prepayment shall occur (voluntarily by Borrowers, upon an Event of Default or otherwise) after the Amendment Date and on or before the first anniversary of the Amendment Date, (ii) 4.0% if prepayment shall occur (voluntarily by Borrowers, upon an Event of Default or otherwise) after the first anniversary of the Amendment Date and on or before the second anniversary of the Amendment Date, (iii) 3.0% if prepayment shall occur (voluntarily by Borrowers, upon an Event of Default or otherwise) after the second anniversary of the Amendment Date and on or before the third anniversary of the Amendment Date, (iv) 2.0% if prepayment shall occur (voluntarily by Borrowers, upon an Event of Default or otherwise) after the third anniversary of the Amendment Date and on or before fourth anniversary of the Amendment Date or (v) 1.0% if prepayment shall occur (voluntarily by Borrowers, upon an Event of Default or otherwise) after the fourth anniversary of the Amendment Date.

In the event of a prepayment of less than the entire outstanding principal balance of the Loan made in accordance with the terms of this Agreement, such prepayment shall applied to the Term Loan Advances in the same order in which the Term Loan Advances have been made, and the Prepayment Fee thereon shall be calculated in accordance with such order of prepayment.

Each Borrower acknowledges and agrees that (i) it would be difficult or impractical to calculate Lender’s actual damages from prepayment for any reason pursuant to Section 1.2(c) or Section 7.2, (ii) the Prepayment Fees provided above are intended to be fair and reasonable approximations of such damages and (iii) the Prepayment Fees are not intended to be penalties.

(s) In Schedule D, under the heading “PRINCIPAL DOCUMENTS,” both occurrences of the clause “Term Note” are replaced with the clause “Original Term Note.”

(t) In Schedule E, the last paragraph is amended and restated, in its entirety, as follows:

Notwithstanding the foregoing, for each of the Fiscal Quarters ending through and including December 31, 2005, if the Debt Service Coverage Ratio of Bronco and its Subsidiaries on a consolidated basis shall otherwise be less than 1.00:1.00, Bronco and its Subsidiaries shall be deemed to have complied with the Debt Service Coverage Ratio requirement if, within 60 days of the end of such Fiscal Quarters, (i) the Stockholders of Bronco and its Subsidiaries shall have indefeasibly provided equity to Bronco and its Subsidiaries in an amount sufficient, when added to EBITDA, to cause the Debt Service Coverage Ratio of Bronco and its Subsidiaries on a consolidated basis to be not less than 1.00:1.00 and (ii) Bronco shall have provided Lender with evidence of any such equity contribution in form and substance acceptable to Lender in Lender’s sole and absolute discretion.

(u) The heading of Exhibit C is amended from “FORM OF TERM NOTE” to “FORM OF ORIGINAL TERM NOTE.”

(v) Exhibit G is replaced in its entirety with the Form of Notice of Term Loan Advance attached hereto as Exhibit B.

(w) The Form of Amended and Restated Term Note attached hereto as Exhibit C is added to the Loan Agreement as Exhibit H.

Section 2. Amendments to Other Loan Documents. Provided that the terms and conditions hereof are satisfied, Borrowers and Lender hereby amend certain Loan Documents as follows:

(a) In each Power of Attorney, the clause “(the “Agreement”;” is replaced with the clause “(as amended, restated or supplemented from time to time, the “Agreement”;”

Section 3. Conditions Precedent. Lender’s agreement to increase the Maximum Amount and to enter into this Amendment shall be subject to the condition precedent that Lender shall have received all of the following, each in form and substance acceptable to Lender:

(a) This Amendment, properly executed on behalf of Borrowers;

(b) The Amended and Restated Term Note dated as of the date hereof (the “Amended Note”), property executed on behalf of Borrowers;

(c) The Notice of Term Loan Advance dated as of the date hereof (the “Advance”), properly completed and executed on behalf of Borrowers;

(d) The Pay Proceeds Letter dated as of the date hereof (the “Pay Proceeds Letter”), properly executed on behalf of Borrowers;

(e) A certificate of the Secretary or an Assistant Secretary of each Borrower, certifying as to: (i) the resolutions or consent of the members of such Borrower authorizing the execution, delivery and performance of this Amendment, the Amended Note, the Advance, the Pay Proceeds Letter and any related documents; (ii) the currency and accuracy of the organizational documents of such Borrower delivered on the Closing Date; and (iii) the signatures of the officers or agents of such Borrower authorized to execute and deliver this Amendment, the Amended Note, the Advance, the Pay Proceeds Letter and other instruments, agreements and certificates on behalf of such Borrower;

(f) A Certificate of Good Standing issued as to each Borrower by the Secretary of the State of the state of such Borrower’s organization not more than 10 days prior to the date hereof;

(g) An opinion of counsel to Borrowers, addressed to Lender;

(h) Current searches of appropriate filing offices showing that (i) no state or federal tax Liens or judgment Liens have been filed and remain in effect against any Borrower and (ii) no financing statements have been filed and remain in effect against any Borrower relating to the Collateral except those financing statements filed by Lender and except those financing statements evidencing Liens described on Disclosure Schedule 5(e).

(i) All Lien terminations, releases, amendments and certificates requested by Lender.

(j) Payment to Lender of the additional Closing Fee in the amount of $90,000.00;

(k) Payment to Lender of all fees and expenses of its counsel; and

(l) Any other items required by Lender.

Section 4. Representations, Warranties and Covenants of Borrowers. Each Borrower represents, warrants and covenants for the benefit of Lender that:

(a) Except as modified herein, the representations, warranties and covenants of each Borrower contained in the Loan Agreement are true and correct on and as of the Amendment Date as though made on and as of the Amendment Date.

(b) The execution, delivery and performance by each Credit Party of this Amendment, the Amended Note, the Advance, the Pay Proceeds Letter and the related documents to which it is a party: (a) are and will continue to be within such Credit Party’s power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Credit Party; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person.

(c) As of the Closing Date, each of this Amendment, the Amended Note, the Advance, the Pay Proceeds Letter and the related documents shall have been duly executed and delivered on behalf of each Credit Party thereto, and each of this Amendment, the Amended Note, the Advance, the Pay Proceeds Letter and the related documents upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

Section 5. Miscellaneous.

(a) This Amendment can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by Lender. A waiver signed by Lender shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Lender’s rights or remedies.

(b) The obligation of Borrowers to make the payments required under the Loan Agreement, as amended by the terms hereof, and to make any payments due hereunder and thereunder and to perform and observe the covenants and agreements contained herein and therein shall be absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including (without limitation) any accident, condemnation, destruction or unforeseen circumstances. Notwithstanding any dispute between or among any Borrower and Lender, Borrowers shall make all payments when due and shall not withhold any payments pending final resolution of such dispute, nor shall any Borrower assert any right of set-off or counterclaim against its obligation to make such payments required hereunder and under the Loan Agreement, as amended by the terms hereof.

(c) This Amendment shall be binding upon and inure to the benefit of Borrowers and Lender and their respective heirs, representatives, successors and assigns and shall take effect when signed by Borrowers and Lender.

(d) This Amendment shall be governed by the substantive laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

(e) The Loan Agreement and this Amendment together constitute the “Loan Agreement” under the Loan Documents, and all references to the Loan Agreement in the Loan Documents shall be deemed to refer to both the Loan Agreement and this Amendment. Borrowers hereby ratify and confirm that all terms and conditions of the Loan Agreement and all other Loan Documents are in full force and effect, subject to no defense, setoff or counterclaim.

(f) If any provision or application of this Amendment is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Amendment shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

(g) This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart, provided that, with respect to this Agreement, only the original marked “ORIGINAL: 1 OF 2” on the execution page thereof shall constitute chattel paper under the UCC.

(h) BORROWERS AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AMENDMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN BORROWER AND LENDER RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN BORROWER AND LENDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AMENDMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY RELATED TRANSACTIONS. IN THE EVENT OF LITIGATION, THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(i) Borrowers agree and acknowledge as follows:

(i) The Obligations of Bronco, Elk Hill and Wrangler (each, a “Co-Borrower”) under each Loan Document are joint and several. Each reference to the term “Borrowers” in each Loan Document shall be deemed to refer to each Co-Borrower; each representation and warranty made by Borrowers in any Loan Document shall be deemed to have been made by each Co-Borrower; each covenant and undertaking on the part of Borrowers under each Loan Document shall be deemed individually applicable with respect to each Co-Borrower; and each event constituting an Event of Default under this Agreement shall be determined with respect to each Co-Borrower. A separate action or actions may be brought and prosecuted against any Co-Borrower whether an action is brought against any other Co-Borrower or whether any other Co-Borrower is joined in any such action or actions. Each Co-Borrower waives any right to require Lender to: (A) proceed against any other Co-Borrower; (B) proceed against or exhaust any security held from any other Co-Borrower; or (C) pursue any other remedy in Lender’s power whatsoever. Notices under any Loan Document required to be provided to Borrowers shall be effective if provided to any Co-Borrower. Any consent on the part of Borrowers under any Loan Document shall be effective when provided by any Co-Borrower, and Lender shall be entitled to rely upon any notice or consent given by any Co-Borrower as being notice or consent given by Borrowers hereunder.

(ii) In the event any obligation of Borrowers under any Loan Document is deemed to be an agreement by any Co-Borrower to answer for the debt or default of another Co-Borrower or as a hypothecation of property as security therefor, each Co-Borrower represents and warrants that: (i) no representation has been made to it as to the creditworthiness of any other Co-Borrower and (ii) it has established adequate means of obtaining from each other Co-Borrower on a continuing basis, financial or other information pertaining to each other Co-Borrower’s financial condition.

Except as otherwise provided in the Loan Documents, each Co-Borrower expressly waives diligence, demand, presentment, protest and notice of every kind and nature whatsoever, consents to the taking by Lender of any additional security in which either Co-Borrower has an interest for the Obligations, or the alteration or release in any manner of any security now or hereafter held in connection with any obligations under any Loan Document, and consents that Lender and any Co-Borrower may deal with each other in connection with said obligations or otherwise, or alter any contracts now or hereafter existing between them, in any manner whatsoever, including, without limitation, the renewal, extension, acceleration, changes in time for payment, and increases or decreases in any rent, rate of interest or other amounts owing, all without in any way altering the liability of any Co-Borrower, or affecting any security for such obligations. Upon the occurrence of an Event of Default, Lender is hereby expressly given the right, at its option, to proceed in the enforcement of such Obligations or Loan Document independently of any other remedy or security it may at any time hold in connection with such Obligations and it shall not be necessary for Lender to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce its rights against any Co-Borrower. Each Co-Borrower further waives any right of subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid to Lender by any Co-Borrower.

[REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the above date.

BORROWERS:

BRONCO DRILLING COMPANY, L.L.C.

By	/s/ PAUL JACOBI
Name	Paul Jacobi
Title	Vice President

ELK HILL DRILLING, INC.

By	/s/ PAUL JACOBI
Name	Paul Jacobi
Title	Vice President

WRANGLER EQUIPMENT LLC

By	/s/ PAUL JACOBI
Name	Paul Jacobi
Title	Vice President

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION

By	/s/ JOSEPH B. WILLIAMS
Name	Joseph B. Williams
Title	Senior Risk Manager

ORIGINAL:      OF 2

[EXECUTION PAGE OF FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT]